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                                                                   EXHIBIT 4.48

                                    AGREEMENT

                                     Amongst

                         DURBAN ROODEPOORT DEEP, LIMITED

                                       and

                      WEST WITWATERSRAND GOLD MINES LIMITED

                                       and

                      BOPHELO TRADING (PROPRIETARY) LIMITED


                                                                    DENEYS REITZ
                                                                       ATTORNEYS

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                                TABLE OF CONTENTS

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
1.   PARTIES...................................................................4
2.   INTERPRETATION............................................................5
3.   INTRODUCTION..............................................................8
4.   SALE......................................................................8
5.   PURCHASE CONSIDERATION....................................................8
6.   PERMITS..................................................................10
7.   INTERIM PERIOD...........................................................11
8.   LIABILITIES..............................................................12
9.   DELIVERY.................................................................13
10.   VOETSTOOTS..............................................................14
11.   SALE AS A GOING CONCERN.................................................14
12.   ACKNOWLEDGEMENT BY BT...................................................15
13.   EMPLOYEES...............................................................16
14.   RESOLUTIVE CONDITIONS...................................................17
15.   REHABILITATION..........................................................18
16.   SECURITY................................................................19
17.   WARRANTY................................................................19
18.   BREACH..................................................................20
19.   DOMICILIUM..............................................................21
20.   GOVERNING LAW...........................................................22
21.   WHOLE AGREEMENT.........................................................22
22.   COSTS...................................................................22
23.   TRANSACTIONS INDIVISIBLE................................................23
24.   BOOKS, RECORDS, DOCUMENTS...............................................23
25.   DISPUTES................................................................23
26.   ARBITRATION.............................................................23
27.   CESSION.................................................................25
28.   INSURANCE...............................................................25
29.   INSOLVENCY ACT ADVERTISEMENTS...........................................25
30.   WEST WITS RETAINED RIGHT TO MINE........................................25
31.   AMANZI WATER TREATMENT PROJECT..........................................26

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ANNEX 1   DIAGRAM OF WEST WITS
ANNEX 2   SURFACE RIGHT PERMIT LIST
ANNEX 2A  SURFACE RIGHT PERMIT PLAN
ANNEX 3   EMPLOYEES
ANNEX 4   WEST WITS CADASTRAL PLAN
ANNEX 5   WEST WITS PLANT COMPONENTS

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                                    AGREEMENT

1.   PARTIES

1.1       DURBAN ROODEPOORT DEEP, LIMITED

          (a company duly incorporated in the Republic of South Africa under Registration No. 1895/000926/06 and having its principal place of business at 45 Empire Road, Parktown, Johannesburg)

                                     ("DRD")

1.2       WEST WITWATERSRAND GOLD MINES LIMITED

          (a company incorporated in the Republic of South Africa under Registration No. 1967/013456/06 and having its principal place of business at 45 Empire Road, Parktown, Johannesburg)

                                  ("WEST WITS")

1.3       BOPHELO TRADING (PROPRIETARY) LIMITED

          (a private company incorporated in the Republic of South Africa under Registration No. 1996/010274/07 and having its principal place of business at The Workshop, 1st Floor, North Wing, 70 - 7th Avenue Parktown North, Johannesburg)

                                     ("BT')

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2.   INTERPRETATION

2.1 The headnotes to the clauses of this Agreement are inserted for reference purposes only and shall in no way govern or effect the interpretation hereof.

2.2 Unless inconsistent with the context, the expressions set forth below, whether used as verb or a noun, shall bear the following meanings :

          "the Act"                          the Minerals Act, No. 50 of 1991.
                                             of the Republic, as amended;

          "this Agreement"                   this Agreement read with all the
                                             annexes hereto;

          "BT"                               as defined in the description of
                                             the parties above;

          "Day" any day other than a Saturday, Sunday or an official public holiday;

          "Confidential Information"         all information or data whether
                                             written, oral or in any other form
                                             concerning the West Wits Plant
                                             Enterprise furnished to BT by or on
                                             behalf of DRD or WEST WITS
                                             including any documents and
                                             information prepared or generated
                                             from such information;

          "DRD"                              as defined in the description of
                                             the parties above;

          "Effective Date"                   the date upon which the mining
                                             authorisations referred to in
                                             clause 6 are issued to BT;

          "Effective Date Accounts"          the accounts of the West Wits Plant

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                                             Enterprise as at the Effective
                                             Date, to be prepared in accordance
                                             with clause 7.6;

          "the Interim Period"               the period between the Signature
                                             Date and the Effective Date;

          "the North Sand Dump"              the removable surface material
                                             located on the area on the eastern
                                             side of the boundary line depicted
                                             on Annexe 1 pertaining to Surface
                                             Right Permit A 51 /1957 and the
                                             North plant clean up and
                                             rehabilitation area depicted on
                                             Annexe 1, which areas shall be
                                             surveyed, at the cost of BT as soon
                                             as reasonably possible after the
                                             Signature Date and such surveyed
                                             diagram shall be attached to this
                                             agreement in replacement of Annexe
                                             1;

          "the parties/a party"              shall mean any or all of DRD, WEST
                                             WITS or BT, or any combination of
                                             them as the context may indicate;

          "Republic"                         the Republic of South Africa as
                                             constituted from time to time;

          "Signature Date"                   the date upon which the last party
                                             signs this Agreement;

          "Signature Date Accounts"          the accounts of the West Wits Plant
                                             Enterprise, to be agreed between
                                             the parties as soon as possible
                                             after the Signature Date, as at the
                                             Signature Date;

          "Surface Right Permits"            the Surface Rights Permits listed
                                             in Annexe 2 hereto;

          "Transferring Employees"           the persons employed at the Wesy
                                             Wits

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                                                                          Page 7

                                             Plant Enterprise as listed in
                                             Annexe 3 hereto;

          "WEST WITS"                        as defined in the description of
                                             the parties above;

          "West Wits Freehold"               Portion 66 of the Farm Waterval,
                                             Registration Division I.Q., Gauteng
                                             Province, measuring 29,0172
                                             hectares, held under Deed of
                                             Transfer No. T 39468/1992, depicted
                                             in green on the sketch annexed
                                             hereto as Annexe 4;

          "the West Wits Plant"              the movable and removable tangible
                                             assets described in Annexe 5;

          "the West Wits Plant Enterprise"   the enterprise of recovering gold
                                             carried on by WEST WITS, as a going
                                             concern, utilising the West Wits
                                             Plant to process the North Sand
                                             Dump, the West Wits Surface
                                             Materials, the West Wits Freehold,
                                             and the Surface Right Permits;

          "West Wits Surface Materials"      the surface materials being sand,
                                             slime or archive materials and
                                             waste rock, which are not subject
                                             to any third party rights as
                                             disclosed in this Agreement,
                                             located on the surface of the area
                                             of Mining Licence No. 9/2000;

2.3       Unless inconsistent with the context, an expression which denotes :

2.3.1          any gender includes the other genders;

2.3.2          a natural person includes an artificial person and vice versa;

2.3.3          the singular includes the plural and vice versa.

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2.4       Any annexures and schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such annexures and schedules.

3.   INTRODUCTION

3.1       WEST WITS owns the West Wits Plant Enterprise.

3.2 The parties wish to enter into an agreement in terms of which BT purchases from WEST WITS the West Wits Plant Enterprise as a going concern as set out in clause 11.

4.   SALE

     WEST WITS hereby sells to BT which hereby purchases the West Wits Plant Enterprise as a going concern with effect from the Effective Date, subject to the terms and conditions set out in this Agreement.

5.   PURCHASE CONSIDERATION

5.1 The purchase consideration payable by BT to WEST WITS in respect of the West Wits Plant Enterprise is an amount of R25 000 000,00 (twenty five million Rand).

5.2 The purchase consideration referred to in 5.1 shall be paid by BT to WEST WITS as follows:

5.2.1 BT has deposited the sum of R2 000 000,00 (two million Rand) with Deneys Reitz Inc, which amount has been invested in an interest bearing account in terms of section 78(2A) of the Attorneys Act, 1979, for the benefit of WEST WITS which amount is to be paid to, together with the accrued interest thereon, to WEST WITS upon the Signature Date. The patties specifically

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               record that this deposit is not refundable to BT irrespective of whether the resolutive conditions contained in this Agreement are fulfilled or not.

5.2.2 The balance of R23 000 000,00 (twenty three million Rand) shall be paid by BT to WEST WITS as follows:

5.2.2.1 the sum of R8 000 000.00 (eight million Rand) on the Signature Date;

5.2.2.2 the sum of R5 000 000.00 (five million Rand) on the 28th of June 2002;

5.2.2.3 the sum of R400 000.00 (four hundred thousand Rand) on the 31st of July 2002;

5.2.2.4 the sum of R400 000.00 (four hundred thousand Rand) on the 30th of August 2002;

5.2.2.5 the balance of R9 200 000.00 (nine million two hundred thousand Rand) in 10 (ten) equal monthly instalments of R920 000.00 (nine hundred and twenty thousand Rand) each, the first instalment to be paid on the 30th of September 2002, and thereafter on the last day of each succeeding month until the balance of the purchase consideration has been paid in full.

5.2.3 The purchase consideration referred to in clause 5.2.2.1 shall be paid by BT to WEST WITS by way of a cheque drawn in favour of West Wits and the balance of the payments thereafter shall be paid free of set off, deduction, exchange and all charges, into the following bank account;

5.2.3.1                Bank:            Standard Corporate and Merchant Bank
5.2.3.2                Branch:          Johannesburg
5.2.3.3                Branch Code:     0205
5.2.3.4                Account Number:  00042463
5.2.3.5                Account Name:    DRD Treasury

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5.2.4          No interest shall accrue on the outstanding balance of the purchase consideration except in the event of BT failing to pay any amount due to WEST WITS on due date, and failing to remedy such breach after receipt of a notice in terms of clause 18 in which event:

5.2.4.1 the full outstanding balance of the purchase consideration shall immediately become due and payable; and

5.2.4.2 interest shall accrue on the outstanding balance of the purchase consideration from the date of default to the date of payment, both days inclusive, calculated and compounded monthly in arrear at a rate equal to the prime bank overdraft rate charged by Standard Bank of South Africa Limited to its commercial customers from time to time. A certificate signed by any manager of Standard Bank of South Africa Limited, whose authority it shall not be necessary to prove, shall be prima facie evidence of the overdraft rate charged by Standard Bank of South Africa Limited for the purposes of this clause.

6.   PERMITS

6.1 BT shall, as soon as reasonably possible after the Signature Date apply for all such mining authorisations required by it for the purposes of conducting the West Wits Plant Enterprise with the intention that such mining authorisations be obtained by 28 June 2002. WEST WITS and DRD do hereby grant their consent to the application by BT for the permits and authorisations contemplated in this clause.

6.2 West Wits, in order to effect delivery of the West Wits Plant Enterprise in terms of clause 9 shall -

6.2.1 with effect from the Effective Date, abandon its rights in respect of the portion indicated as the designated area on Annexe 2A in respect of the Surface Right Permit numbered 1 on Annexe 2;

6.2.2 with effect from the Effective Date allow BT the free and undisturbed use of the pipelines in respect of the Surface Right Permits numbered 2, 4 and 5 on

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               Annexe 2, it being agreed that in the event of the rights of BT in this regard being suspended or curtailed in any way, the parties shall negotiate in good faith and to finality such alternative arrangement so as to give effect to the intention of the parties set out herein; and

6.2.3          as soon as possible after the Signature Date -

6.2.3.1 apply for the appropriate deduction diagrams to be prepared in respect of the portions of Surface Rights Permits numbered 3 and 6 indicated as the designated areas on Annexe 2 (the "Permits") and procure the registration of the Permits in the name of BT, all at the cost of BT; or

6.2.3.2             if the transfer of the Permits are impossible,

6.2.3.2.1 acquire the surface rights or rights to use the surface in respect of the areas covered by the aforesaid deduction diagrams on behalf and in the name of BT and the registration, if applicable, of such rights in the name of BT; and

6.2.3.2.2 abandon its rights in respect of the said areas held under the Permits against such acquisition and registration, if applicable.

7.   INTERIM PERIOD

7.1 For the Interim Period BT shall conduct the business of the West Wits Plant Enterprise as an independent contractor under the DRD Mining Licence 9/2000.

7.2 All income earned by the West Wits Plant Enterprise during the Interim Period shall be paid to BT in its capacity as independent contractor as a fee for conducting the business of the West Wits Plant Enterprise for and on behalf of DRD.

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7.3       The disposal of all gold and silver won by the West Wits Plant
          Enterprise during the Interim Period shall be sold to Rand Refinery through the DRD account and DRD shall account to BT for BT's fee referred to in clause 7.2 within 2 (two) business days of the receipt of payment from Rand Refinery.

7.4 All expenses and costs to be incurred in respect of the West Wits Plant Enterprise during the Interim Period shall be controlled and be ratified by a joint administration committee consisting of 1 (one) representative of DRD and 1 (one) representative of BT (such committee to be constituted on the Signature Date), prior to any such disbursements by DRD. In the absence of agreement in the committee the matter shall be referred to an auditor of KPMG for resolution within 48 (forty eight) hours of referral, and the decision of the auditor shall be final and binding on the parties.

7.5       All income received by DRD and due as a fee to BT pursuant to clause
          7.3 and all expenses incurred by DRD pursuant to clause 7.4 shall be set off and the net proceeds, or expenses shall be paid to BT, or by BT, as the case may be to or by WEST WITS, within 2 (two) days of receipt of each payment from Rand Refinery.

7.6 DRD shall be responsible for preparing the Effective Date Accounts and delivering the same to BT within 30 (thirty) days of the Effective Date.

7.7 It is recorded that the purpose of the Signature Date Accounts and the Effective Date Accounts will be to provide a record for the reconciliation of the financial conduct of the West Wits Plant Enterprise for the Interim Period.

7.8 BT shall be entitled, in terms of the existing authorities held by WEST WITS to deposit sand and slime produced as a by product of the West Wits Plant Enterprise into the WEST WITS pit for the duration of the Interim Period, whereafter BT shall apply for its own authorisations for the deposits of its waste materials.

8.   LIABILITIES

8.1 WEST WITS and DRD, to the extent applicable, (the "Guarantors") shall remain liable for all liabilities of the West Wits Plant Enterprise up to and including the Signature Date. Accordingly the Guarantors hereby indemnify BT against all loss,

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          damage or expense which BT may suffer as a result of or which may be attributable to any liability of the West Wits Plant Enterprise, whether actual or contingent, the cause of which arose prior to the Signature Date.

8.2 BT shall notify the Guarantors of any claim which may be made against BT in respect of any of the matters referred to in clause 8.1 within a reasonable time of BT becoming aware thereof, to enable the Guarantors to take appropriate steps in respect of such claim.

8.3 The Guarantors shall be entitled to contest the claim concerned and shall be entitled to control the proceedings in regard thereto, provided that the Guarantors indemnify BT against all costs (including attorney and own client costs and any other costs not recoverable on taxation) which may be incurred as a consequence of such steps and BT shall be entitled to require the Guarantors to:

8.3.1          give reasonable security against such costs;

8.3.2 procure the release of any of the assets comprising the West Wits Plant Enterprise in the event of the attachment of such assets.

8.4 BT shall render reasonable assistance to the Guarantors (at the expense of the Guarantors ) in regard to the steps taken by the Guarantors in opposing such claim.

9.   DELIVERY

     At the close of business on the Effective Date the West Wits Plant Enterprise shall be deemed to have been delivered by WEST WITS to BT at the West Wits Plant Enterprise location. Risk in and benefit to the West Wits Plant Enterprise shall vest in BT with effect from the close of business on the Effective Date.

9.1 BT shall be liable, at its own cost, for the conduct of any stock taking by its own employees or auditors for the purposes of verifying the physical presence of the West Wits Plant, within 2 (two) days of the Signature Date. In the absence of such stock taking, and in the absence of any written notification by BT to WEST WITS that any item covered by the West Wits Plant description in Annexe 5 is not

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          present, BT shall be deemed to have received all of the West Wits
          Plant described in Annexe 5.

9.2 Notwithstanding the delivery of the West Wits Plant Enterprise and transfer of the risk and benefit, ownership shall only pass against payment of the final instalment of the purchase consideration in terms of clause 5.2.

9.3 Transfer of the West Wits Freehold into the name of BT shall be registered by Deneys Reitz Inc, upon payment of the final instalment of the purchase consideration, in terms of clause 5.2.

10.  VOETSTOOTS

     The West Wits Plant Enterprise is sold to BT voetstoots and in the condition which it exists, subject to all rights, obligations, terms and conditions applicable thereto and to existing conditions of title, as at the Effective Date. BT acknowledges that the Confidential Information was made available to BT by DRD and WEST WITS prior to the Effective Date to enable BT to assess and determine whether it wished to purchase the West Wits Plant Enterprise in terms of this Agreement. BT further acknowledges that neither DRD nor WEST WITS nor any of their advisors have made any representations or warranties, express or implied, as to the accuracy, reliability or completeness of the Confidential Information at any time, it being recorded that BT has relied on its own judgement to purchase the West Wits Plant Enterprise.

11.  SALE AS A GOING CONCERN

11.1      It is recorded and agreed that

11.1.1 the sale of the West Wits Plant Enterprise is the sale of an enterprise as a going concern;

11.1.2 the West Wits Plant Enterprise will be an income earning activity on the Effective Date;

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11.1.3         all the assets which are necessary for carrying on the West Wits
               Plant Enterprise are being disposed of by WEST WITS to BT in terms of this Agreement;

11.1.4 both WEST WITS and BT are registered vendors in terms of the Value-Added Tax Act.

     Accordingly the parties intend that this transaction will be zero-rated pursuant to the provisions of section 11(1)(e) of the Value-Added Tax Act, 1991. The Sellers will, on this basis, issue a zero-rated tax invoice to BT. The purchase consideration set out in clause 5 is exclusive of value-added tax (if any) which may be payable in respect of this transaction. To the extent that value-added tax may be payable on all or any part or parts of the West Wits Plant Enterprise WEST WITS shall issue a credit note for the zero-rated tax invoice and issue a new tax invoice, appropriately revised, and payment of the value-added tax shall be the sole liability of BT.

12.  ACKNOWLEDGEMENT BY BT

     Without limiting the generality of clause 10, BT acknowledges being aware that:

12.1 Alpha (Proprietary) Limited has rights as referred to in the agreements as disclosed to BT relating to the rock dump which is situated on Portion 136 Luipaardsvlei 246 I.Q;

12.2 There are registered third party business stands and Surface Rights Permits on the surface of the area of Mining Licence No. 9/2000 which will enure against BT;

12.3 Instant Concrete Products (Proprietary) Limited trading as Rockklip has the right to the rock dump situated to the north of the northern part of Portion 66 of the Farm Waterval 174 I.Q. and accordingly that rock dump is excluded from this sale;

12.4 The supply of water and electricity required by the West Wits Plant Enterprise are provided by Eskom and the Rand Water Board, respectively, at supply points on the WEST WITS properties. WEST WITS has employed the services of C and G Engineering to read the meters and issue monthly statements reflecting the

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                                                                         Page 16

          consumption of water and electricity in respect of the West Wits Plant Enterprise. Accordingly BT shall reimburse WEST WITS for the costs of all electricity and water consumed by the West Wits Plant Enterprise with effect from the Signature Date until such time as BT secures its own supply of water and electricity to the West Wits Plant Enterprise;

12.5 The West Wits Surface Materials exclude all materials excavated by DRD or WEST WITS from the WEST WITS open pit and deposited on the pit side;

12.6 Third party consents are required for the cession and delegation of DRD's rights and obligations under certain lease and rental agreements referred to in the accounts of DRD to BT. If such consents are not obtained DRD shall maintain such contracts in force for the benefit of BT, provided that BT shall reimburse DRD for payments made in respect thereof.

13.  EMPLOYEES

13.1 The parties agree that with effect from the Effective Date, section 197(2) of the Labour Relations Act, 66 of 1995 ("LRA") shall be applicable to the Transferring Employees and that accordingly the employment of each Transferring Employee will continue in force with BT as the new employer in terms of the LRA. Accordingly, and given the absence of, agreement as referred to in section 197(2) of LRA:

13.1.1 all the rights and obligations between WEST WITS as the "OLD EMPLOYER" and each Transferring Employee of the West Wits Plant Enterprise as at the Effective Date will continue in force as if there were rights, and obligations between BT, as the new employer and each such Transferring Employee;

13.1.2 anything done before the Effective Date by or in relation to the "OLD EMPLOYER" will be considered to have been done by or in relation to the "NEW EMPLOYER".

13.2 BT irrevocably indemnifies and holds WEST WITS harmless against any claim of whatsoever nature that may arise as a result of BT's failure to give effect to the provisions of 13.1, including costs and expenses incurred by WEST WITS in defending such claims.

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13.3      WEST WITS warrants that all levies and similar amounts due by WEST
          WITS in respect of the Transferring Employees relating to UIF, PAYE, SITE, Workmens Compensation Levies, pension contributions and medical aid contributions shall be paid by WEST WITS up to and including the Effective Date. WEST WITS shall remain liable for normal accumulated leave pay in respect of the Transferring Employees up to and including the Effective Date. WEST WITS shall not be liable for any retrenchment compensation in respect of any of the transferring Employees.

14.  RESOLUTIVE CONDITIONS

14.1 This entire Agreement, save for this clause and clauses 2, 5.2.1, 5.2.2, 18, 19, 20, 21, 22, 25 and 26, is subject to the fulfilment of the following conditions namely that within a period of 30 (thirty) days from the Effective Date:

14.1.1 Alpha (Pty) Ltd shall agree to the cession by DRD of all DRD's rights and obligations under the Agreement referred to in clause
               12.1 to BT, and BT shall agree to pay to Alpha (Proprietary) Limited a royalty of R2.75 per ton of material removed from the rock dump on Portion 136 Luipaardsvlei 246 I.Q.;

14.1.2 BT shall obtain the approval of the Director: Mineral Development in terms of the Act for the transfer of all liabilities and obligations of whatsoever nature and howsoever arising relating or incidental to the rehabilitation and pollution control of the North Sand Dump and the West Wits Plant Enterprise from DRD and WEST WITS to BT;

14.1.3 BT shall deliver guarantees or other security, to the satisfaction of the Director: Mineral Development, for the anticipated costs of complying with its obligations under clause 14.1.2, and the concomitant release of DRD and WEST WITS from that liability; and

14.1.4 the Permits (as defined in clause 6.2.3) being registered in the name of BT or West Wits having abandoned its rights in terms of clause 6.2.3.2.2.

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14.2      The following provisions shall apply in regard to the resolutive conditions in clause 14.1:

14.2.1 the parties will use their best endeavours to procure the fulfilment of the resolutive conditions timeously;

14.2.2 DRD and/or WEST WITS shall be entitled from time to time to consent in writing (which consent shall not unreasonably be withheld), at the request of BT, to the extension of the date for the fulfilment of the whole or any part or parts of the resolutive conditions;

14.2.3 unless the resolutive conditions are fulfilled within the period allowed therefor or such extended period or periods as DRD and/or WEST WITS may from time to time notify in terms of clause 14.2.2 above, this Agreement shall lapse and be of no further force or effect and each party shall as far as possible be restored to the status quo ante, save that WEST WITS shall be entitled to retain payment of the amount referred to in clause 5.2.1 and shall not be accountable to BT therefor.

15.  REHABILITATION

15.1 BT shall comply with the environmental management program submitted by DRD and WEST WITS to the Director: Mineral Development in respect of or incidental to the rehabilitation and pollution control of the West Wits Plant Enterprise, and specifically the footprint of the West Wits Surface Materials removed by BT in the conduct of the West Wits Plant Enterprise.

15.2 BT shall advise WEST WITS within 12 (twelve) months of the Signature Date which of the WEST WITS Surface Materials it wishes to process for the recovery of gold. Upon the date of such notification the obligation to rehabilitate the surface area under the identified surface materials to be processed by BT, shall pass to BT. Should BT fail to notify WEST WITS of the areas it wishes to process in terms of this clause WEST WITS and DRD shall be entitled to proceed with the rehabilitation of the entire area, or those areas not covered by the notification referred to in this clause in such manner and at such time as WEST WITS and/or DRD may in their

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                                                                         Page 19

          sole discretion determine, without further reference to BT, and BT shall have no claim against DRD or WEST WITS arising out of such rehabilitation.

15.3 In relation to the transfer of all liabilities and obligations relating to or incidental to the rehabilitation and pollution control of the North Sand Dump and the West Wits Plant Enterprise BT shall comply with the following acts and the regulations promulgated in terms thereof all as amended or substituted from time to time, namely, the Act, the National Water Act of 1998, the Atmospheric Pollution Prevention Act 45 of 1956, the National Environment Management Act of 1998, and all other laws, regulations, ordinances, by-laws, rules, lawful directives of State Officials, which are applicable from time to time, and all conditions subject to which relevant permits, licences, permissions and other authorisations are granted in respect of the West Wits Plant Enterprise irrespective of whether such liabilities and obligations accrued before, on or after the Signature Date.

15.4 BT hereby indemnifies and holds DRD and WEST WITS and their directors, officers and employees harmless from and against all loss, damages and claims of whatsoever nature and howsoever arising which may be suffered or incurred by or made against one of the indemnified parties directly or indirectly relating or incidental to the failure by BT to comply with its obligations in terms of 15.3.

16.  SECURITY

     It is recorded that at the close of business on the Effective Date WEST WITS will withdraw all of their security personnel on or about the West Wits Plant Enterprise and thus the obligation to secure the West Wits Plant Enterprise shall vest in BT with effect from the close of business on the Effective Date.

17.  WARRANTY

17.1 Without limiting the generality of clause 10 WEST WITS warrants to BT that:

17.1.1 WEST WITS shall obtain the consent of BOE Limited for the sale herein contemplated;

17.1.2 WEST WITS shall obtain the release of the notarial bond granted to Chase Manhattan Bank Limited over the West Wits Plant;

17.1.3 WEST WITS shall obtain the release of the surety mortgage bond registered in favour of Chase Manhattan Bank Limited over the West Wits Freehold,

          on or before the 31st of August 2002.

17.2 West Wits and DRD warrants to BT that all of the assets described as and forming part of the West Wits Plant Enterprise are beneficially owned by WEST WITS.

18.  BREACH

18.1 If at any time any party commits any material breach of the terms and conditions of this Agreement and fails to remedy such breach within 5
          (five) days after the receipt of written notice from the other party or parties requiring it to remedy such default or such longer period as may reasonably be required to remedy such default, the aggrieved party or parties shall have the right at their option, but without detracting from their further or alternative rights and remedies and without prejudice to any claim which they may have for damages for breach of contract or otherwise, to terminate this Agreement, or any part thereof.

18.2 If the party in breach is BT, and BT fails to remedy its breach within the 5 (five) day period referred to in clause 18.1 WEST WITS shall be entitled, without prejudice to any of its rights in terns of clause 18.1, to terminate this Agreement, retain all payments received by it from BT and retake possession of the West Wits Plant Enterprise.

18.3 Notwithstanding the provisions of 18.1, no party shall be entitled to exercise or enforce any remedy against another party in relation to any breach of the terms and conditions of this Agreement:

18.3.1 if this Agreement specifies the steps to be taken in the event of such breach, unless it takes such steps;

18.3.2 if this Agreement specifies an alternative remedy for such breach;

18.3.3 unless the said breach is fundamental, material, and goes to the root of this Agreement or relates to non-payment of monies.

19.  DOMICILIUM

19.1 The parties to this Agreement respectively choose DOMICILIUM CITANDI ET EXECUTANDI for all purposes of and in connection with this Agreement as follows

19.1.1         DRD       45 Empire Road
                         PARKTOWN
                         2193;

19.1.2         WEST WITS 45 Empire Road
                         PARKTOWN
                         2193;

19.1.3         BT        c/o Export Venture Capital Corporation
                         (Proprietary) Limited
                         The Workshop
                         1st Floor, North Wing
                         70 - 7th Avenue
                         Parktown North
                         2196

19.2 The parties shall be entitled to change their domicilium from time to time, provided that any such change shall only be effective upon receipt of notice in writing by the other party of such change.

19.3 Save as otherwise provided in this Agreement, all notices, demands or communications intended for either party, shall be made or given at such party's domicilium for the time being by telex, telefax, telegram or hand delivery to a responsible employee of the party, and, if by hand delivery the party to whom such notice, demand or communication is addressed will not refuse delivery, and in the event the delivery is so refused, delivery shall be deemed to have been made, given and received on the day delivery was so tendered.

20.  GOVERNING LAW

     This Agreement shall be governed by the laws of the Republic of South
     Africa.

21.  WHOLE AGREEMENT

21.1 This Agreement and the annexures hereto shall constitute the whole agreement between the parties hereto.

21.2 No variation, modification or waiver or cancellation of any provisions of this Agreement, or consent to any departure therefrom, shall in any event be of any force or effect unless confirmed in writing and signed by the parties, and then such variation, modification, waiver, cancellation or consent shall be effective only in the specific instance and for the purpose and to the extent for which it was made or given.

21.3 The parties confirm that, save as specifically set out herein, no undertakings, representations or warranties have been made by or on behalf of the other party hereto, relating to this Agreement.

21.4 It is recorded that no oral or written agreement has or will come into being relating to the matters herein contained, save as herein contained and signed by the respective parties.

22.  COSTS

22.1 All costs relating to the negotiation, preparation, conclusion and implementation of this Agreement shall be borne and paid by BT.

22.2 All brokers fees payable upon the conclusion of this transaction shall be paid by BT on Signature Date.

22.3 All charges incurred in the registration of the transfer of the West Wits Freehold into the name of BT, including the conveyancing charges of Deneys Reitz Inc at the recommended conveyancing tariff, shall be borne by BT.

23.  TRANSACTIONS INDIVISIBLE

     The transactions contemplated herein are all indivisibly linked so that if one is incapable of being implemented the others will also be incapable of being implemented save to the extent recorded in this Agreement.

24.  BOOKS, RECORDS, DOCUMENTS

     As soon as is reasonably possible after the Signature Date DRD and WEST WITS shall deliver to BT all books, records and documents relating to the West Wits Plant Enterprise sold in terms of this Agreement.

25.  DISPUTES

     The parties shall use their reasonable endeavours to resolve, amongst themselves any dispute arising out of or in connection with this Agreement, (including any question regarding its existence, validity, implementation or termination), failing which the dispute shall be referred to and finally resolved by arbitration in Johannesburg, in accordance with the provisions of clause 26.

26.  ARBITRATION

     Any dispute arising from or in connection with this Agreement shall be finally resolved in accordance with the Rules of the Arbitration Foundation of Southern Africa by an arbitrator or arbitrators agreed by the parties, and failing such agreement within 10 days of the date of declaration of the dispute, appointed by the Foundation.

27.  CESSION

     None of the parties shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement to any person, without the prior written consent of the other parties, which consents may not be unreasonably withheld.

28.  INSURANCE

     DRD shall continue to insure the West Wits Plant Enterprise at its cost up to 31 March 2003, whereafter the obligation to insure the West Wits Plant Enterprise shall pass to BT with effect from 1 April 2003.

29.  INSOLVENCY ACT ADVERTISEMENTS

     The parties agree that notice of the sale of the West Wits Plant Enterprise will not be published as contemplated in section 34 of the Insolvency Act, No. 24 of 1936 (as amended). Accordingly, each party indemnifies and holds the other parties harmless from and against any and all loss which each of the parties may suffer as a result of or arising out of the failure so to advertise.

30.  WEST WITS RETAINED RIGHT TO MINE

30.1 WEST WITS hereby retains the right to mine underground by virtue of its mining titles and mining authorisations held by it on the property covered by the West Wits Plant Enterprise. WEST WITS shall use its Surface Right Permits which pertain to the surface area of the West Wits Plant Enterprise for the purposes of access to its underground structures only. In exercising its rights in terms of this Agreement BT shall at all times not do anything on or about the surface area of the West Wits Plant Enterprise which would unreasonably restrict WEST WITS's right to access of its underground mining activities.

30.2 It is further recorded that WEST WITS has and will retain certain rehabilitation liabilities in respect of its underground activities on the areas covered by the shaft equipment areas as depicted on the plan and sketches on Annexe 2 in respect of the shafts. BT in exercising its rights in terms hereof shall not do anything which will prejudice WEST WITS's ability to fulfil its rehabilitation obligations as set out in its approved environmental management programme.

31.  AMANZI WATER TREATMENT PROJECT

     DRD shall make available to BT information relating to the Amanzi Water Treatment Project undertaken by it, provided that such information shall be deemed to be Confidential Information and shall not be used by BT without the prior written approval of DRD.

THUS DONE AND SIGNED at JOHANNESBURG on this 12th of June 2002 and in the presence of the undersigned witnesses:

AS WITNESSES

  1.   /s/ B. Morton

  2.   /s/ D. Van den Bergh      /s/  Mark Wellesley-Wood
                                 --------------------------------
                                 For and on behalf of DURBAN ROODEPOORT
                                 DEEP, LIMITED
                                 Director
                                 who warrants that he is duly authorised hereto.

THUS DONE AND SIGNED at JOHANNESBURG on this 12th of June 2002 and in the presence of the undersigned witnesses:

AS WITNESSES

1.   /s/ B. Morton

2.   /s/ D. Van den Bergh        /s/ Mark Wellesley-Wood
                                 --------------------------------
                                 For and on behalf of WEST WITWATERSRAND
                                 GOLD MINES LIMITED
                                 Director
                                 who warrants that he is duly authorised hereto.

THUS DONE AND SIGNED at JOHANNESBURG on this 12th of June 2002 and in the presence of the undersigned witnesses:

AS WITNESSES

  1.  /s/ B. Morton

  2.  /s/ Frik Blaauw            /s/ P. Wesselink
                                 --------------------------------
                                 For and on behalf of BOPHELO TRADING
                                 (PROPRIETARY) LIMITED
                                 Director
                                 who warrants that he is duly authorised hereto.

[AGREEMENT LAST SIGNED ON 12 JUNE 2002]

ANNEX 1
(DIAGRAM)

ANNEX 2
(DIAGRAM)

ANNEX 2A
(DIAGRAM)

ANNEXE 3

PAYROLL SYSTEM PRINTED ON 2002/05/27 55 WEST WITS GOLD MINE (PTY) LTD 55 FOR
PERIOD ENDING 2002/05/31                                          PAGE 1

                                                                  ANNEX 3

                                                       BASIC           LEAVE         START
NAME                               ID NUMBER           SALARY          ENT           DTE          EMP NO
Mitchell Jacobus Hercules          7106135020067        7848.00         24.000       95/05/02     00000034
Lettao Henry Frank Ferreira        5703055099003       16842.00        53.5000       82/10/26     00000095
Meyer Frans Johannes               6506085076081        7113.00                      28.9900      00000104
Janse Van Vuuren Pieter Carel      440302031008        10934.00        39.1300       85/01/15     00000105
Matanane Molahleyi                 7006275336089        5725.00        26.0000       90/10/01     00000112
Coetzee Dirk Gustavus              6909125045084        7643.00        25.0000       98/10/01     00000266
Steinman Johannes Christiaan       4702215042083       10700.00        32.4100       90/02/19     00000476
Dykman Kennith Vivian J            5912095209004        7838.00        40.0700       98/03/01     00000500
Havenga Hendrik Frederick          580131518081        10800.00        86.8300       91/06/24     00000535
Jordaan Johannes Jacobus           5902115051080       12750.00        29.2000       92/02/01     00000576
Lee Marthinus Christoffel          5001065407006        7838.00        39.0000       92/10/01     00000626
Danielsen Kieth Dallas             4609025156005       11858.00        29.0500       96/01/29     00000681
De Bruyn Pieter Albert             7108225020084        6806.00        23.0300       90/03/09     00001010
Sudja Guidione                     6804145938188        1113.00        40.2500       91/01/15     00003043
Simango Johan Thousand                                  1113.00        16.2500       95/10/11     00003211
Khoza Lawrence                     6708175453085        2506.00        25.7500       93/01/05     00003281
Nuvunga Elias Frenque                                   2506.00        46.2500       93/01/29     00003297

                                                       BASIC           LEAVE         START
NAME                               ID NUMBER           SALARY          ENT           DTE          EMP NO
Sechele Mathews                    7010045427087        1184.00        27.0300       93/02/05     00003335
Shogole Lupwick Majimetja          5712255973088        2414.00        31.4100       93/03/04     00003338
Ugueio Sabado Luis                                      1113.00        32.2500       00/09/21     00003344
Qothelo Mzingisi Nicholass         6703165874085        1113.00        22.0700       93/06/03     00003358
Simango Januario Vasco                                  2506.00        18.2500       94/06/06     00003417
Ndou Lufuno Wilson                 6011285321080        1184.00        36.8500       94/01/31     00003460
Mabe Jappie Tshokolo               6703085691080        2506.00        10.9300       94/03/15     00003462
Molise Abednigo Mokoto             6804036182086        1185.00        36.8500       94/02/02     00003463
Nhamusse Joao Raimundo                                  1113.00        13.2500       84/03/24     00003491
Sithole Samuel Eric                7208235773183        2506.00        62.2500       98/09/29     00003495
Mokobane Isaac Tuki                4601105236088        1113.00        23.0900       94/05/13     00003511
Chivile Antonio Luiza              6208155179180        1113.00        24.1700       94/06/09     00003580
Mathebula Simon                    6904015379081        1113.00        14.1700       94/06/10     00003584
Seeri Tatolo Saul                  6609015577085        1113.00        28.2500       94/06/28     00003596
Sithole Jerry Phillip              7506235927162        1113.00        22.2500       94/09/06     00003621
Chaya Moises Watche                6707015220183        1113.00        14.5000       94/09/19     00003637
Nyaunda Nelson                     6906255766182        2506.00        53.2500       94/10/04     00003650
Sitoe Salvador Sebastiao           6202165151180        1113.00        14.5000       94/11/17     00003698
Simango Zacaria Matheus            6804265344183        1232.00         8.0000       94/11/23     00003723
Gwenzi Paul                        7203106625162        1113.00        22.2500       94/12/12     00003785
Mapsanghe Augusto Silvestre                             2506.00        27.2500       94/12/19     00003790
Menyuku Malesela Johannes          5811115766086        1184.00         2.2500       98/10/15     00003928
Legoabe Shadrack                   7301036270085        1184.00        29.2500       98/11/30     00003960
Ubisse Daniel Isaias               4902105686086        1184.00        34.2500       98/11/30     00003961
Ngxawo Zwelijikile                 6002205998081        1113.00         4.2500       99/11/26     00003968

                                                       BASIC           LEAVE         START
NAME                               ID NUMBER           SALARY          ENT           DTE          EMP NO
Ntloko Phumlani                    7201145915085        1113.00        36.2500       99/01/28     00003996
Nyhata George Gladson              4906055692184        1184.00        42.2500       99/02/10     00004005
Chichava Jose Castigo              6602155340182        1113.00        17.2500       99/01/07     00004014
Shila Edward Ngwashena             7401106506184        1113.00        18.2500       99/12/02     00004064
Fiosso Armando                                          1184.00        70.2500       99/06/29     00004088
Mosheya Simon                      6507295337081        1184.00        26.2500       99/03/02     00004119
Tshebi Launcelot                   5812075942089        1184.00        12.2500       99/05/10     00004201
Mapsanganhe Santos Armando         6702255431186        1113.00        32.2500       99/11/26     00004210
Mucuacua Andre                                          1231.00         8.2500       99/07/06     00004299
Chivavele Elias Lassi              5608155212181        1113.00        28.2500       00/01/06     00004308
Lukhelo Joseph Louis               5705195836084        2613.00        44.7700       81/01/09     00005010
Sathekge Johannes                  6112015413088        2511.00        36.2500       83/11/07     00005028
Nhambe Amosse                      4601255523186        1456.00        34.7600       84/01/04     00005204
Sikhiti Magubane                   4606066006081        1113.00         8.0400       88/08/08     00005817
Malepe James                       6409105783085        1113.00         22.300       82/07/15     00005860
Sibanda Mica Manaisse              4901155681187        1113.00        19.7500       00/08/29     00005872
Simango Matiguitie Johane                               1113.00         8.2500       83/10/11     00005891
Sithole Jonas Samuel               5002025984189        1113.00        18.5400       87/09/18     00005897
Sithole Simon Joane                4802225155188        1113.00        24.2500       98/11/12     00005928
Phote Mntongaka                    5807125933088        1113.00        44.0600       90/03/23     00005939
Phaswana Alpheus                   5509185740086        1521.00         6.2500       88/01/26     00005987
Nobatana Edward Vuyani             5806266041081        1113.00        42.2500       92/03/05     00006045
Ginela Armindo                                          1113.00         2.2500       89/05/18     00006540
Mmola Phillemon                    6602125489085        7306.00        26.0000       87/12/31     00006660
Mokgatle Petrus                    6308156010085        1112.00        38.4800       89/02/02     00006667
Manava Adam Manuel                 6206205147181        2486.00         4.7600       86/01/02     00006838
Mahl Rampube Samuelakwana          6704225366088        1113.00         4.2600       87/01/16     00008128

                                                       BASIC           LEAVE         START
NAME                               ID NUMBER           SALARY          ENT           DTE          EMP NO
Mahulana Eliatasse Mazazene        3705015114185        1584.00        32.2600       87/10/17     00009009
Maningue Manuel                                         1113.00        14.2500       90/11/09     00009111
Mkuzo Mbuyiselo                    6506156031080        1113.00        20.7600       88/01/15     00009189
Mudende Langton                    6404035140183        1113.00        23.7600       88/01/15     00009191
Masemola Oupa Isaac                6206165715084        1113.00        40.0000       00/09/27     00009251
Rasikkhinya Amos                   6301065883080        1184.00        34.5400       92/04/22     00009256
Muleya Elia                        6206156023084        1113.00        61.0300       89/11/17     00009296
Zunguze Alexandre Paulo                                 1113.00        40.2500       85/10/14     00009566
Nogola Zithobile                   6306106205085        2506.00        17.0300       08/11/29     00009663
Chivambo Manuel Antonio                                 1113.00         8.2500       89/11/30     00009794
Maebane Ngwato Pinaas              6401165641089        1113.00        21.4900       91/10/30     00009823
Simango Joaquim Mabuco                                  1113.00        21.2500       89/01/17     00009854
Noalowa Virginia                   5708100785081        1113.00        11.0600       89/03/20     00009954
Wagner Carel Willem Pieter         7208275146084        7573.00         2.5000       02/05/01     00019576
Jansen Van Nieuwenhuizen Gysbe     5807255149083        7573.00         2.5000       02/05/01     00019577
Lange Andre Wilhelem               5910135065089        7573.00         2.5000       02/05/01     00019579
Van Wyk Johannes Marthinus         7008195009085        6955.00         1.2500       02/05/01     00019579
Da Silva Francisco George          5110185076082        6955.00         2.5000       02/05/01     00019581
Erasmus Daniel Johannes            4212015116087        7037.00         2.5000       02/05/01     00019582
Herbst Petrus Albertus             5902045029081        7573.00         2.5000       02/05/01     00019584
Malungane Alexandre Mazinane                            1113.00         6.2500       85/05/13     00061060
Erasmus Daan                       42120151116004           .00        25.6200       98/07/01     00000085
Thwala Willy Lomimiza              5611095585088        5603.86         3.5000       87/11/85     00000232

                                                       BASIC           LEAVE         START
NAME                               ID NUMBER           SALARY          ENT           DTE          EMP NO
Wagner Carel Willem Pieter         7208275146084            .00        14.2500       96/08/12     00000C10
Van Wyk Johannes Marthinus         7008195009085            .00          .0000       98/12/19     00000C24
Da Silva Francisco George          5110185076082            .00        16.2500       99/07/29     00000C46
Scheepers Leon                     5406195666080        7300.00         4.7500       02/04/11     00000C76
Jansen Van Vuuren Michael          7409075269080        7077.00          .0000       01/07/01     0000C107
Jansen Van Nieuwenhuizen Gysbe     5807255149000            .00         5.7500       01/07/01     0000C108
Wagner James Cornelius             3611075029083        7077.00        10.7500       01/07/01     0000C109
Labuschagne Petrus Josefus Mat     5406275131088        7077.00         2.7500       01/07/01     000C112
Mongalo Omphentse                  5710015920084        1040.00        13.7500       01/07/01     0000C113
Matsinhe Luis Rafael               5202227806184        1040.00        13.7500       01/07/01     0000C114
Herbst Petrus Albertus             5902045029081            .00        10.5000       01/08/02     0000C118
Lange Andre Wilhelm                5910135065089            .00         4.0000       01/09/24     0000C144
Moloko Lesiba Sydney               6012305746082        6500.00         6.2500       02/01/07     0000C161
Motingoe Bethuel Ramokebe          6402075451080        6500.00         5.0000       02/01/28     0000C173
Muxchunga Jacob Arone              MP095185             1040.00         5.0000       02/02/01     0000C192
Sadiki Robert                      50031857640809       1040.00         5.0000       02/02/01     0000C193
Gumede Richard Baba                6211135637087        1040.00         5.0000       02/02/01     0000C194
Muianga Figuerido                  AA077012             1040.00         5.0000       02/02/01     0000C195
Cossa Domingo                      5610295209184        1040.00         5.0000       02/02/01     0000C196
Munjovo Amosse Watch               AA267519             1040.00         5.0000       02/02/01     0000C197
Simango Filipe Manhiea             AA282304             1040.00         5.0000       02/02/01     0000C198
Machava Themba Solomoni            6310215110187        1040.00         5.0000       02/02/01     0000C199

                                                       BASIC           LEAVE         START
NAME                               ID NUMBER           SALARY          ENT           DTE          EMP NO
Zukelwa Mzwandile Wellington       6205295672082        1040.00         5.0000       02/02/01     0000C200
Mbawala John Chiwota               5206225761087        1040.00         5.0000       02/02/01     0000C201
Simango Johannes Filimon           7201156632181        1040.00         5.0000       02/02/01     0000C202
Sitoe Antonio Fabian               AA271746             1040.00         5.0000       02/02/01     0000C203
Selebalo Abel Buti                 5906066152086        1040.00         5.0000       02/02/01     0000C204
Botha Gerrit                       6410235092082        6500.00         2.5000       02/03/25     0000C221
Mokanda Zacaria Pencil             6808165092180        1040.00         2.5000       02/04/01     0000C225
Muhlanga Jossia Jonas              6912095446183        1040.00         2.5000       02/04/01     0000C226
Zitha Salvadore                    5010106018181        1040.00         2.5000       02/04/01     0000C227
Lemani Sanyai                      5002155696082        1040.00         2.5000       02/04/01     0000C228
Shongwe Pipi Amos                  5801075452082        1040.00         2.5000       02/04/01     0000C229
Conradie Jacoba Elizabeth          5911130115085       10065.00         5.0000       01/05/21     25
Grundeling Deon                    5111025120080            .00          .0000       00/11/28     37

ANNEX 4

(DIAGRAM)

ANNEXE 5

                    SCHEDULE OF COMPONENTS OF WEST WITS PLANT

   1. Sand Plant - with feeder crusher, screens, silos, spirals, electrics and accessories

   2. Spiral plant - cyclones, spiral banks, agitator, pumps, compressors, milling plant, thickeners and lime plant, electrics and accessories.

   3. Carbon in leach plant - tank banks with agitators, screens, carbon tanks (holding and settling), furnace, acid tanks, carbon column, reagents, electrics and accessories.

   4. Administration stores, offices, workshops, electric sub-stations and accessories.

   5. Generally, without limiting the provisions of 1,2,3 and 4 above, everything constructed to process gold bearing rocks so as to extract gold and its by products, sited on the West Wits Freehold and the adjacent Surface Right Permits. This broadly includes the concentrator plant, the carbon in leach plant, the smelt plant, the workshops and the offices, their contents and support systems. Further included are the associated equipment yards, and inventory stores containing components, scrap or otherwise; The vehicles owned by WEST WITS used for transport and supervision purposes on the West Wits Plant Enterprise; The slurry feed pipelines, water lines and slime disposal lines, power supply lines to and from the West Wits Plant.